SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                            CIMETRIX INCORPORATED
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
         5) Total fee paid:

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[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:______________________________________________________
2) Form, Schedule or Registration Statement No.:________________________________
3) Filing Party:________________________________________________________________
4) Date Filed:__________________________________________________________________

                              CIMETRIX INCORPORATED
                           6979 South High Tech Drive
                         Salt Lake City, Utah 84047-3757



                                 April 25, 2005



Dear Shareholder:

     On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting of Shareholders for Cimetrix Incorporated, which will be held on Saturday, May 21, 2005, at 9:00 a.m. at the Company's headquarters, located at 6979 South High Tech Drive, Salt Lake City, Utah.

     At the meeting, your board is asking you to: (i) elect one director for a three-year term; (ii) approve a reverse stock split of the Company's common stock in the range of 1-for-3 to 1-for-7, to be made at the sole discretion of the Board of Directors at any time during the period from May 21, 2005 to May 21, 2006; (iii) approve an amendment to the Articles of Incorporation to reduce the number of authorized shares of common stock from 100,000,000 shares to 30,000,000 shares, to be made at the sole discretion of the Board of Directors at any time during the period from May 21, 2005 to May 21, 2006; (iv) ratify the appointment of Tanner LC as the Company's independent accountants; and (v) transact such other business as may properly come before the meeting or any adjournment thereof. These proposals are fully set forth in the accompanying proxy statement, which you are urged to read thoroughly. We will also report on the progress of the Company.

     It is important that your shares are represented and voted at the Annual Meeting whether or not you plan to attend. Accordingly, you are requested to sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience.

                                    Very truly yours,


                                    By:/S/ Robert H. Reback
                                       ---------------------
                                       Robert H. Reback
                                       President and Chief Executive Officer

                              CIMETRIX INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 2005
                         ------------------------------

To our Shareholders:

     The Annual Meeting of the Shareholders of Cimetrix Incorporated, a Nevada corporation (the "Company"), will be held on Saturday, May 21, 2005, commencing at 9:00 a.m., in the Company's headquarters located at 6979 South High Tech Drive, Salt Lake City, Utah, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

     1. To elect one director to the Company's Board of Directors for a three-year term.

     2. To approve a reverse stock split of the Company's common stock in the range of 1-for-3 to 1-for-7, to be made at the sole discretion of the Board of Directors at any time during the period from May 21, 2005 to May 21, 2006.

     3. To approve an amendment to the Articles of Incorporation to reduce the number of authorized shares of common stock from 100,000,000 shares to 30,000,000 shares, to be made at the sole discretion of the Board of Directors at any time during the period from May 21, 2005 to May 21, 2006.

     4. To ratify the appointment of Tanner LC as the Company's independent public accountants.

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 11, 2005, as the record date for determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. At the record date, 30,319,317 shares of common stock were outstanding.

     TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY. A PROXY MAY BE REVOKED BY WRITTEN REVOCATION FILED WITH THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THE ANNUAL MEETING.

                                  By Order of the Board of Directors,


                                      By:/S/ Brian L. Phillips
                                         ----------------------
April 25, 2005                           Brian L. Phillips
Salt Lake City, Utah                     Secretary and Treasurer

                              CIMETRIX INCORPORATED
                           6979 South High Tech Drive
                         Salt Lake City, Utah 84047-3757

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


     This Proxy Statement is being sent on or about April 25, 2005 in connection with the solicitation of proxies by the Board of Directors of Cimetrix Incorporated, a Nevada corporation (the "Company" or "Cimetrix"). The proxies are for use at the 2005 Annual Meeting of the Shareholders of the Company, which will be held on Saturday, May 21, 2005, commencing at 9:00 a.m., at the Company's headquarters, 6979 South High Tech Drive, Salt Lake City, Utah, and at any adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on April 11, 2005 (the "Record Date"). Only holders of record of the Company's common stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. The Company is making this proxy solicitation.

     A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     At the Record Date, there were 30,319,317 shares of the Company's common stock outstanding, all of which are entitled to be voted at the meeting. No other voting securities of the Company were outstanding at the Record Date. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. There is no cumulative voting.

     Holders of the common stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. Generally, in order for action to be taken on any matter, the votes received in favor must exceed the votes against, except for the election of directors. Directors are elected by a plurality vote. The nominee for director receiving the highest number of votes at the Annual Meeting will be elected. The approval of the proposed reverse stock split and the amendment to the Articles of Incorporation must be approved by the affirmative vote of the holders of a majority of the issued and outstanding common stock as of the Record Date.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own common stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid for such efforts.

     Shares of our common stock which are entitled to be voted at the Annual Meeting, and which are represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of Michael B. Thompson; (ii) FOR the approval of the reverse stock split; (iii) FOR the approval of the amendment to the Articles of Incorporation; (iii) FOR the ratification of the appointment by the Audit Committee of Tanner LC to be our independent registered public accountants for the year ending December 31, 2005; and (iv) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting and that we did not have notice of a reasonable time prior to mailing this Proxy Statement. We are not currently aware of any other matter that may be presented at the Annual Meeting.


                              ELECTION OF DIRECTOR

                                   Proposal 1

Election to the Board of Directors

     The Nominating Committee of the Board of Directors ("Nominating Committee") has nominated Michael B. Thompson, a director since 2004, for election to the Board of Directors for a three-year term. Mr. Thompson has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as director if elected.

     Under the Company's Articles of Incorporation and Bylaws, the directors are divided into three classes. The term of office of one class of directors expires in each year and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for the election of directors. If Mr. Thompson should for any reason become unavailable for election, the proxies may be voted for the election of a substitute nominee as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

Board of Directors

     The Board of Directors of the Company is comprised of the following individuals:


                                                 Expiration
                                    Expiration    of Term
                         Director   of Current   For Which  Position with
Name                 Age  Since       Term       Nominated  the Company
-------------------- --- --------  -----------   ---------- --------------------
Robert H. Reback     45    2002       2006         N/A      President, Chief
                                                            Executive Officer
                                                            and Director
C. Alan Weber        53    2003       2007         N/A      Director
Scott C. Chandler    43    2003       2006         N/A      Director
Michael B. Thompson  52    2004       2005         2008     Director


Biographical Information

     There is no family relationship among the current directors and executive officers. There is no arrangement or understanding between any director and any other person pursuant to which the director was or is to be selected as a director or nominee. The following sets forth brief biographical information for Mr. Thompson, the director nominee, and our other directors.

     Michael B. Thompson has served as a director of the Company since May 2004, and was nominated by the Nominating Committee of the Board of Directors to be included in this year's proxy statement as a director nominee. Since June 2003, Mr. Thompson has been the President, Chief Executive Officer and director of Setpoint Companies, an industry leader in lean automation that fully designs, assembles, tests and delivers automated assembly and test equipment. From 1986 to 2003, Mr. Thompson was the Vice President of the Planning and Logistics
Solutions Group of Brooks software division. Brooks Planning and Logistics Solutions Group's primary market focus is to provide simulation, scheduling and material handling automation and software controls to the semiconductor and related high technology industries. He was the President of AutoSimulations, Inc., which was acquired by Brooks in January of 2000. Mr. Thompson has been involved with automation, modeling and scheduling manufacturing systems for over 25 years. He holds B.S. and M.S. degrees from the Department of Engineering Sciences and Technology at Brigham Young University. Mr. Thompson has been a pioneer in the field of industrial scheduling and the application of simulation technology to industrial problems. He has authored over 50 papers and articles that have been published in technical magazines and professional journals.

     Robert H. Reback, President, Chief Executive Officer and Director, joined Cimetrix as Vice President of Sales in January 1996, was promoted to Executive Vice President of Sales in January, 1997 and was promoted to President on June 25, 2001. Mr. Reback was the District Manager of Fanuc Robotics' West Coast business unit from 1994 to 1995. From 1985 to 1993, he was Director of Sales/Account Executives for Thesis, Inc., a privately-owned supplier of factory automation software, and was previously a Senior Automation Engineer for Texas Instruments. Mr. Reback has a B.S. degree in Mechanical Engineering and a M.S. degree in Industrial Engineering from Purdue University.

     C. Alan Weber has served as a director of the Company since May 2003. Mr. Weber is the President of Alan Weber and Associates, Inc., a consulting company specializing in semiconductor Advanced Process Control, eDiagnostics, and other related manufacturing systems technologies. Before founding his own company, he was the Vice President/General Manager of the KLA-Tencor Control Solutions Division, which was acquired from ObjectSpace, Inc. in March 2000. While at ObjectSpace, Mr. Weber was responsible for all aspects of the company's semiconductor manufacturing system business. Before joining ObjectSpace in early 1997, Mr. Weber spent eight years at SEMATECH and was responsible for advanced manufacturing systems and related standards R&D. Prior to this, Mr. Weber spent 16 years at Texas Instruments, managing a variety of technology programs in the semiconductor CAD and industrial automation/control businesses. Mr. Weber has B.A. and M.E.E. degrees in Electrical Engineering from Rice University.

     Scott C. Chandler has served as a director of the Company since May 2003. Since 2002 Mr. Chandler has been Managing Partner for Franklin Court Partners, LLC, a consulting firm designed to help companies develop business plans, raise initial funding, mergers and acquisitions, secure additional rounds of financing and assist in operational and financial restructuring. From 1998 to 2001, Mr. Chandler was Chief Financial Officer (1998-2000) and Senior Vice President for Global Business Development (2000-2001) for RHYTHMS NetConnections, a leading provider of broadband services utilizing digital subscriber line (DSL) technology. At RHYTHMS, Mr. Chandler was responsible for raising over $2 Billion for the company and in 2001 led the financial restructuring of RHYTHMS which resulted in the sale of its assets to MCI. From 1996 to 1998, Mr. Chandler served as President and Chief Executive Officer of C-COR.net, a pioneer in the cable television industry. Under Mr. Chandler's leadership, C-COR.net's revenues increased to over $150 million, and was named by Fortune magazine as one of the 100 fastest-growing public companies. Mr. Chandler earned an M.B.A. from the Wharton School of Business at the University of Pennsylvania, and a B.A from Whitworth College. Mr. Chandler currently serves as a member of the Board of Directors of Paradyne Networks, Inc. and for several privately held companies.

                          PROPOSED REVERSE STOCK SPLIT

                                   Proposal 2

     The proposal would give the Board of Directors sole discretion to decide whether to effectuate a reverse stock split of the Company's common stock in the range of 1-for-3 to 1-for-7 at any time during the next 12 months, from May 21, 2005 to May 21, 2006. Even if approved by the shareholders, the Board of Directors would be under no obligation to proceed with the reverse split. The Board would have discretion to decide whether to effect the reverse stock split, the timing of any reverse split within the timeframe stated above, and the exchange ratio for the reverse split within the range stated above. The Board would also have discretion to select a record date and an effective date for the reverse split.

     A reverse stock split proportionately reduces the number of shares of common stock outstanding. Except for minor adjustments resulting from the rounding of fractional shares, the reverse split will not affect the percentage ownership of any shareholder. As an example, a 1-for-3 reverse stock split would decrease the number of outstanding shares of the Company's common stock from 30,319,317 shares to approximately 10,106,439 shares. A 1% shareholder would have his number of shares reduced from 303,193 shares to 101,065 shares, but he would still own 1% of the issued and outstanding common stock. Similarly, a 1-for-7 reverse stock split would decrease the number of outstanding shares of the Company's common stock from 30,319,317 shares to approximately 4,331,331 shares and the shares held by a 1% shareholder would be reduced from 303,193 shares to 43,314 shares, but his percentage ownership would remain unchanged.

     The reverse split also does not change the overall value of the Company. Following any reverse split implemented by the Board of Directors, ownership of the Company would be represented by fewer shares. Since these shares would continue to represent ownership of the same asset, logically each share should be worth proportionately more following the reverse split. In an ideal world, a shareholder would hold fewer shares, each of which would be worth more, so that the value of the individual's shareholding would not be affected by the reverse split. In the real world, this rarely happens. The share price of the Company is unlikely to increase exactly in proportion to the reverse split ratio, and the value of a shareholder's stock could be higher or lower following the reverse split. If investors view the reverse stock split negatively, the value of the shareholder's stock following the split will be lower. Regardless of the immediate change in price, there can be no assurance that any particular share price would be sustained.

     The determination by the Board of Directors whether or not to implement the reverse split, if approved by the shareholders, will be based upon a number of factors, including but not limited to market conditions, existing and expected trading prices for the Company's common stock, and the likely effect of business developments on the market price for the Company's common stock.

     The Board of Directors and management recognize that the fundamental drivers of shareholder value over time will be the financial performance of the Company. While reducing share count can help to highlight positive performance by resulting in greater earnings per share, it is not intended as a substitute for good performance and execution by the Company in the marketplace.

     If the Board of Directors authorizes a reverse stock split, it would have three principal objectives: (i) to increase the pool of potential shareholders;
(ii) to eliminate certain restrictions on the activities of broker-dealers with respect to the common stock; and (iii) to seek a listing on a national securities exchange or Nasdaq.

     The Company's common stock is currently traded on the Bulletin Board and trades at less than $1.00 per share. As such, the Company's common stock meets the definition of a "penny stock" for purposes of federal securities laws. These factors impose a number of potential burdens on the trading market for the Company's common stock. The governing documents of most institutional investors prohibit investments in penny stocks, stocks trading below a certain per share dollar amount (commonly $5.00 per share), and stocks trading on the Bulletin Board. As a consequence, there are almost no institutional shareholders that hold securities similar to the Company's common stock.

     In addition, trading on the Bulletin Board is not as widely followed or reported as trading on national securities exchanges or Nasdaq. There are fewer analysts that follow these securities and daily market information is typically not included in newspapers or other common sources of financial information. All of the above results in a lower visibility (and typically smaller trading volumes) for Bulletin Board traded securities compared to those traded on national securities exchanges or Nasdaq.

     Classification as a penny stock also increases the obligations of broker-dealers with respect to transactions in the stock. Broker-dealers are subject to "know your customer" requirements regarding the suitability of an investment in penny stocks for each individual investor and special disclosure obligations with respect to the risks associated with investing in the penny stock market. These restrictions limit the ability of a market member or other broker-dealer to recommend an investment in the common stock of the Company.

     The intent of a reverse stock split would be to increase the per share trading price of the common stock to permit a listing on a national securities exchange or Nasdaq as part of an effort to increase the visibility of the stock and the liquidity of the trading market in the common stock. The Company is hopeful that a reverse stock split would be the crucial first step for a possible Nasdaq or AMEX listing, but such a listing also depends on other factors, including continued improved financial performance. The share price is an objective criteria that must be satisfied prior to listing and currently AMEX and Nasdaq require a minimum bid price of $3.00 and $5.00 per share, respectively.

     The Company believes that the combination of an increased pool of investors, a reduction in the regulatory oversight of the market in the Company's stock, and a listing on a national securities exchange or Nasdaq will ultimately make Cimetrix stock a more attractive stock for investors to consider owning.

     No fractional shares will be issued to any shareholder as a result of the reverse stock split. If the split would otherwise result in a fractional share for a given shareholder, his or her shares will be rounded up to the nearest whole number. Thus, for example, the reverse stock split would have the following effect on a shareholder owning 100,000 shares of common stock:

     o If a 1-for-3 reverse split, the number of shares would equal 33,334, with the .3 share being rounded up.

     o If a 1-for-7 reverse split, the number of shares would equal 14,286, with the .7 share being rounded up.

     A reverse stock split would affect all holders of Cimetrix common stock, whether they hold common stock directly or through a stockbroker. It would also affect all holders of stock options and warrants. If this Proposal 2 is approved, all of the outstanding options and warrants would be adjusted proportionate to the reverse split ratio. That is, the number of shares of stock subject to such options and warrants would be reduced by the amount of the reverse split, while the per share exercise price would be proportionately increased, so that the total exercise price for all shares subject to a given option or warrant would remain the same.

Potential Risks of the Reverse Stock Split

     There can be no assurance that the total market capitalization of the Company's common stock after the reverse stock split will be equal to or greater than the total market capitalization before the reverse stock split or that the market price of the Company's common stock after implementation of the proposed reverse stock split will either exceed or remain higher than the current per-share market price.

     The market price per share of the Company's common stock after the reverse stock split may rise, remain constant, or decrease. Such change may not be in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split. For example, based on the closing price of the common stock on March 28, 2005 of $0.58 per share, there can be no assurance that the post-split market price of the common stock would be $1.74 per share in a 1-for-3 reverse split, or $4.06 per share in a 1-for-7 reverse split.

     Accordingly, the total market capitalization of the Company's common stock after the reverse stock split, and the value of any individual shareholder's shares, may be lower than the value before the reverse stock split. In addition, the market price of the Company's common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

     A decline in the market price for the Company's common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of the reverse stock split, and the liquidity of the Company's common stock could be adversely affected following the reverse stock split.

     The market price of the Company's common stock will also be based on the performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is implemented, and the market price of the Company's common stock subsequently declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. In some cases, the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Furthermore, the liquidity of the common stock of the Company could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Certain United States Federal Income Tax Consequences

     The following is a summary of the material anticipated United States federal income tax consequences of the reverse stock split to shareholders of the Company. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the reverse stock split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the United States federal income tax consequences to the Company's shareholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident foreign individuals, broker-dealers and tax exempt entities. Additionally, this summary does not address any consequences of the reverse stock split under any state, local, or foreign tax laws.

     ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Company believes that the Company's shareholders who exchange their common stock solely for new common stock should generally recognize no gain or loss for United States federal income tax purposes. A shareholder's aggregate tax basis in his or her shares of new common stock received should be the same as his or her aggregate tax basis in the common stock exchanged therefor. The holding period of the new common stock received by such shareholder should include the period during which the surrendered common stock was held, provided all such common stock was held as a capital asset.

     The Company will not recognize any gain or loss as a result of the reverse stock split.

     The Company's beliefs regarding the tax consequences of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending on the state in which he or she resides.

     Approval of Proposal 2 requires the affirmative vote of the shareholders of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

     The Board of Directors recommends a vote "for" the reverse stock split of the Company's common stock in the range of 1-for-3 to 1-for-7, to be made at the sole discretion of the Board of Directors at any time during the twelve-month period from May 21, 2005 to May 21, 2006.


               PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

                                   Proposal 3

     The proposal would give the Board of Directors sole discretion to amend the Articles of Incorporation to reduce the number of authorized shares of the Company's common stock from 100,000,000 shares to 30,000,000 shares, at any time during the period from May 21, 2005 to May 21, 2006, depending on whether the Board of Directors completes the proposed reverse stock split. The text of the proposed amendment is attached hereto as Appendix A.

     Management is proposing this reduction in the number of authorized shares on account of the proposed reverse stock split of the Company's common stock under Proposal 2. Thus, if Proposal 2 is not approved by the shareholders, or if Proposal 3 is approved but the Board of Directors decides ultimately not to effectuate a reverse stock split, then the Board will not effect a reduction in the number of authorized shares.

     Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

     The Board of Directors recommends a vote "for" the proposal to amend the Articles of Incorporation, to be made at the sole discretion of the Board of Directors, to reduce the authorized shares of common stock from 100,000,000 shares to 30,000,000 shares depending on whether the proposed reverse stock split is approved by the shareholders.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                   Proposal 4

     The Audit Committee has selected the firm of Tanner LC, independent certified public accountants, to serve as the Company's auditors for the fiscal year ending December 31, 2005. Tanner LC has audited the Company's financial statements since fiscal year ended December 31, 1997. Representatives from the firm are expected to be present at the Annual Meeting of Shareholders, where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the votes cast, in person or by proxy, at the Annual Meeting of Shareholders.

     The Board of Directors recommends that the shareholders vote "for" ratification of the appointment of Tanner LC as the Company's independent public accountants for fiscal year 2005.

     The following schedule presents the professional fees paid to Tanner LC, the Company's independent auditors, for the years ended December 31, 2004 and 2003.

                                                   2004           2003

                Audit fees                     $  57,720      $  44,380
                Tax fees                           5,000          6,150
                Other fees                         3,020          7,505
                                           --------------------------------
                Total                          $  65,740      $  58,035
                                           ================================

     Audit fees include aggregate fees billed for professional services rendered for the audits of the Company's consolidated financial statements and for the reviews of the consolidated financial statements included in the Company's Forms 10-Q. Tax fees were for preparation of federal and state income tax returns and related tax consultation. Other fees in 2004 and 2003 consisted of billings for other accounting assistance and the review of the Company's registration statement on Form S-8.

     Our Audit Committee has determined that the above non-audit services provided to us by Tanner LC are compatible with maintaining Tanner LC's independence as the auditor of our financial statements.


                          BOARD MEETINGS AND COMMITTEES

Board Meetings

     The Company's Board of Directors met five times during 2004. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors and of the meetings of each of the committees on which they serve during 2004.

Board Committees

     The Board of Directors currently has standing audit, compensation and nominating committees. No separate compensation is paid for committee attendance or assignments.

     The Audit Committee for 2004 currently consists of the three independent directors, Scott C. Chandler, C. Alan Weber and Michael B Thompson, and held three meetings during 2004. Each member of the audit committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards. The report of the Audit Committee is included below. The Board of Directors has determined that Scott Chandler, chairman of the Audit Committee, is an audit committee financial expert, as that term is defined under the Exchange Act.

     The Compensation Committee for 2004 currently consists of Scott C. Chandler, C. Alan Weber and Michael B Thompson, and held two meetings during 2004. The report of the Compensation Committee is included below.

     The Nominating Committee held one meeting prior to the mailing of this proxy statement. The Nominating Committee currently consists of Scott C. Chandler, C. Alan Weber and Michael B Thompson, who are considered independent in accordance with applicable independent director nominating committee standards. Functions of the Nominating Committee include identification of qualified individuals to serve as members of the Board of Directors, recommendation to the Board of Directors of a slate of nominees for election at each annual meeting of shareholders, recommendation to the Board of Directors concerning the appropriate size, function, needs and composition of the Board and its committees, and advising the Board of Directors on other corporate governance matters. The Nominating Committee will consider nominations from shareholders of individuals to serve as members of the Board of Directors to be elected at the Company's annual meeting to be held in 2006 if such nominations are received by the Nominating Committee no later than January 1, 2006, and if the nominees meet the criteria set by the Nominating Committee for individuals to serve on the Board of Directors. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is attached to this proxy statement as Appendix B.

Audit Committee Report

     The Company's Board of Directors has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Appendix C.

     The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of audit of the Company's consolidated financial statements. In addition, the Audit Committee has met with the Company's independent auditors, Tanner LC , and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of other non-audit services provided by them to the Company during 2004 was compatible with the auditors' independence.

     In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards in the United States of America, and for issuing a report on these financial statements.

     Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. In addition, the Audit Committee selected Tanner LC as independent public accountants for the Company for the year ending December 31, 2005.

                                            Respectfully submitted,

                                            Scott C. Chandler
                                            C. Alan Weber
                                            Michael B. Thompson

Compensation Committee Report

     Decisions regarding executive compensation are made by the Company's Compensation Committee. The Compensation Committee's compensation philosophy for officers conforms to the Company's compensation philosophy for all employees generally. The Company's compensation is designed to:

     o Provide compensation comparable to that offered by companies engaged in similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success.
     o Provide compensation that rewards individual achievement and differentiates among employees based upon individual performance.
     o Provide incentive compensation that varies according to both the Company's success in achieving its performance goals and the employee's contribution to that success; and
     o Provide an appropriate linkage between employee compensation and the creation of shareholder value through awards that are tied to the Company's financial performance and by facilitating employee stock ownership.

     In furtherance of these goals, the Company's officers' compensation is comprised of salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various fringe benefits, including medical benefits, 401(k) savings plan, and a car allowance.

Annual Compensation

Base Salary

     The Compensation Committee reviewed the salaries of all the officers of the Company for fiscal year 2004. Salary decisions concerning the officers were based upon a variety of considerations consistent with the compensation philosophy stated above. First, salaries were competitively set relative to both other companies in the software industry and other comparable companies. Second, the Compensation Committee considered each officer's level of responsibility and individual performance, including an assessment of the person's overall value to the Company. Third, internal equity among employees was factored into the decision. Finally, the Compensation Committee considered the Company's financial performance and its ability to absorb any increases in salaries.

Annual Incentive Bonuses

     Each officer is eligible to receive an annual cash bonus that is generally paid pursuant to an incentive compensation formula established at the beginning of a year in connection with the preparation of the Company's operating budget for the year. In formulating decisions with respect to cash bonus awards, the Compensation Committee evaluates each officer's role and responsibility in the Company and other factors that the committee deems relevant to motivate each officer to achieve strategic performance goals.

Long-Term Compensation

Stock Options

     The Company has a stock option plan (the 1998 Incentive Stock Option Plan) that is designed to align the interests of the shareholders and the Company's officers in the enhancement of shareholder value. Stock options are granted under the plan by the Board of Directors, after approval of the option grants by the Compensation Committee. Stock options are granted at an exercise price not lower than the fair market value of the Company's common stock on the date of grant. In making decisions regarding the stock option plan, the Compensation Committee evaluates the Company's overall financial performance for the year, the desirability of long-term service from an officer and the number of stock options held by other officers in the Company who have the same, more or less responsibility. To encourage long-term performance, the stock options granted under the plan generally vest ratably over a four-year period and expire five years after the date of grant.

Compensation of Chief Executive Officer

     Since June 2001, Robert H. Reback has been the President and Chief Executive Officer of the Company. Compensation for Mr. Reback for fiscal year 2004 was based upon the compensation philosophy stated above. During 2004, Mr. Reback received a base annual salary amount of $175,000. Mr. Reback is also eligible to receive an annual cash bonus based upon the compensation philosophy regarding bonuses stated above. Mr. Reback received a bonus of $30,000 in fiscal year 2004.

     Mr. Reback is eligible to participate in the Company's long-term incentive programs. During fiscal year 2004, Mr. Reback was granted options to purchase 150,000 shares of common stock. Subsequent to year-end, on March 15, 2005, Mr. Reback was granted options to purchase 125,000 shares of common stock. In fiscal year 2003, Mr. Reback received options to purchase 300,000 shares of the Company's common stock. The total compensation for Mr. Reback for fiscal years 2004, 2003 and 2002 is disclosed in the "Summary Compensation Table" below, and consisted primarily of salary and stock options.

                                         Respectfully submitted,

                                         C. Alan Weber
                                         Scott C. Chandler
                                         Michael B. Thompson


                               EXECUTIVE OFFICERS

The following table sets forth certain biographical information with respect to the executive officers of the Company:

      Name             Age              Title

Robert H. Reback       45   President and Chief Executive Officer
David P. Faulkner      49   Executive Vice President of Sales and Marketing
Michael D. Feaster     34   Executive Vice President of Research and Development
Kourosh Vahdani        43   Vice President of Global Services
Dennis P. Gauger       53   Chief Financial Officer

     Each officer serves at the discretion of the Board of Directors. There is no arrangement or understanding between any officer and any other person pursuant to which the officer was or is to be selected as a officer or nominee. There are no family relationships between any of the officers and/or between any of the officers and directors.

     David P. Faulkner joined the Company in August 1996. Mr. Faulkner was previously employed as the Manager of PLC Marketing, Manager of Automotive Operations and District Sales Manager for GE Fanuc Automation, a global supplier of factory automation computer equipment specializing in programmable logic controllers, factory software and computer numerical controls from 1986 to 1996. Mr. Faulkner has a B.S. degree in Electrical Engineering and an MBA degree from Rensselaer Polytechnic Institute.

     Michael D. Feaster joined Cimetrix as Director of Customer Services in April 1998, was promoted to Vice President of Software Development in December 1998 and was promoted to Executive Vice President of Research and Development in December 2004. From 1994 to 1998, Mr. Feaster was employed at Century Software, Inc., as the Vice President of Software Development. During that time, Century Software, Inc. was a global supplier of PC to UNIX connectivity software, specializing in internet access of Windows to legacy mission critical applications. From 1988 to 1994, he served as a software engineer contractor/subcontractor for such companies as Fidelity Investments, IAT, Inc., NASA, and Mexican Border Inspection Division. Mr. Feaster attended Southwest Missouri University from 1987 to 1990.

     Kourosh Vahdani joined Cimetrix as Vice-President of Global Services in December 2004. Prior to joining Cimetrix, Mr. Vahdani was a Senior Consultant performing contract services for Xilinx, Inc. during 2004. From 1996 to 2003, he was Director of Western Operations for TRW, Inc. Manufacturing Solutions, with responsibility for the systems integration business serving semiconductor manufacturers worldwide. From 1987 to 1996, Mr. Vahdani worked for Advanced Micro Devices in a variety of engineering and management positions associated with factory automation. Mr. Vahdani has a B.S. degree in Computer Sciences from St. Edwards University in Austin, Texas.

     Dennis P. Gauger joined Cimetrix as Chief Financial Officer in April 2004. Mr. Gauger is a licensed Certified Public Accountant in Utah and Nevada, and serves on a part-time, consulting basis. Over the past seven years, he has served several public and private companies in a variety of industries as a part-time, contract financial executive, corporate troubleshooter and consultant. Previously, Mr. Gauger worked for Deloitte & Touche LLP, an international accounting and consulting firm, for 22 years, including 9 years as an accounting and auditing partner, where he directed domestic and international firm interactions with senior executive management, audit committees, and boards of directors. He has a background in SEC accounting and reporting, mergers and acquisitions, technical accounting issues, financing and operations. Mr. Gauger holds a B.S. degree in Accounting from Brigham Young University. He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

     Directors of the Company receive no cash compensation, but are reimbursed for expenses. Each director has been granted stock options to purchase shares of common stock at an exercise price per share equal to or in excess of 110% of the market price at the time of grant. Options vest immediately and become exercisable at a pro rata amount each month, such that 100% of the options become exercisable within one year after the date of grant. The following table summarizes the options held by each of the Company's directors and former directors.


                             Exercise     Exercise     Exercise     Exercise    Exercise
                           Price $0.35  Price $0.36  Price $1.00  Price $2.50  Price $3.50
     Name                      (1)          (2)          (3)          (4)          (5)
Scott C. Chandler             50,000       50,000
C. Alan Weber                 50,000       50,000
Michael B. Thompson                        50,000
Joe K. Johnson (6)            100,000                   50,000
Lowell K. Anderson (6)        50,000                    50,000       48,000       24,000
Richard Gommermann (6)        50,000                    50,000
Randall A. Mackey (6)         50,000                    50,000       48,000       24,000



(1) Messrs. Johnson, Anderson, Gommermann and Mackey were granted 50,000 options in October 2002 at an exercise price of $0.35 per share. All other options exercisable at $0.35 per share were granted in August 2003.
(2) All options exercisable at $0.36 per share were granted in May 2004.
(3) All options exercisable at $1.00 per share were granted in July 2001.
(4) Messrs. Anderson and Mackey were each granted options to purchase 8,000, 24,000 and 24,000 shares of the Company's common stock at $2.50 per share, in January 1998, June 1998 and June 1999, respectively. In January 2003, 8,000 of these options expired, none having been exercised.
(5) All options exercisable at $3.50 per share were granted in June 2000.
(6) Messrs. Johnson, Anderson, Gommermann and Mackey are no longer members of the Board of Directors.

                               EXECUTIVE OFFICERS

Executive Officer Compensation

The following table discloses compensation, for the three fiscal years ended December 31, 2004, 2003 and 2002, respectively, paid by the Company to the named executive officers whose annual compensation equals or exceeds $100,000 (collectively the "Named Executive Officers").

                                                                                                        Long-Term Compensation
                                                                                                      ---------------------------


                                                       Annual Compensation                     Awards                Payouts
                                           --------------------------------------  -----------------------   ----------------------
                                                                                                             Long-term
                                                                                    Restricted  Securities   Incentive   All
                                                                                       Stock    Underlying     Plan     Other
                                                                                      Awards     Options      Payouts   Com-
Name and Principal Position                 Year   Salary ($)    Bonus($) Other($)      ($)        (#)         ($)      pensation($)
---------------------------                 ----   ----------    -----    -----         ---        ---        ---       --------
Robert H. Reback                            2004   175,000       30,000     0            0       150,000       0        10,334  (1)
   President and Chief Executive            2003   154,327        8,000     0            0       300,000       0        10,334  (1)
   Officer                                  2002   150,046            0     0            0             0       0        10,309  (1)

David P. Faulkner                           2004   150,000       20,483     0            0       100,000       0         9,918  (2)
   Executive Vice President of Sales        2003   150,000        5,074     0            0       250,000       0        10,054  (2)
   and Marketing                            2002   149,921            0     0            0             0       0        10,059  (2)

Michael D. Feaster                          2004   150,000       20,000     0            0       100,000       0         5,018  (3)
   Executive Vice President of Research     2003   133,333        5,074     0            0       250,000       0         6,012  (3)
   and Development                          2002   123,509            0     0            0             0       0         6,934  (3)
------------------------------------------------------------------------------------------------------------------------------------

(1) For the years 2004, 2003 and 2002, respectively, this amount includes matching contributions of $2,916, $2,720 and $2,500 to the Company's 401k plan , payments of $818, $1,014 and $1,209, for term life insurance premiums and $6,600, $6,600 and $6,600 for an automobile allowance.
(2) For the years 2004, 2003 and 2002, respectively, this amount includes matching contributions of $2,500, $2,440 and $2,250 to the Company's 401k plan, payments of $818, $1,014 and $1,209 for term life insurance premiums and $6,600, $6,600 and $6,600 for an automobile allowance.
(3) For the years 2004, 2003 and 2002, respectively, this amount includes matching contributions of $0, $852 and $1,634 to the Company's 401k plan, payments of $818, $960 and $1,100 for term life insurance premiums and $4,200, $4.200 and $4,200 for an automobile allowance.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the grant of stock options to the persons named in the Summary Compensation Table during the fiscal year ended December 31, 2004.


                                      Individual Grants
                      ---------------------------------------------------
                                                                                Potential Realizable Value
                      Number of                                                 at Assumed Annual Rate
                      Securities   Percent of Total                             of Stock Price
                      Underlying   Options Granted   Exercise                   Appreciation for Option
                      Options      to Employees in   Price Per  Expiration      Term ($) (1)
Name                  Granted (#)  Fiscal Year       Share ($)  Date              5%        10%
------------------    -----------  ----------------  ---------  ----------        --        --
Robert H. Reback      150,000        12%             $ 0.35     2/25/2009        $67,005  $84,552
David P. Faulkner     100,000         8%             $ 0.35     2/25/2009        $44,670  $56,368
Michael D. Feaster    100,000         8%             $ 0.35     2/25/2009        $44,670  $56,368
Kourosh Vahdani       250,000        21%             $ 0.48     12/8/2005       $153,154 $193,261
--------------------------------------------------------------------------------------------------------------------

(1) Potential realizable value is based on the assumption that the common stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the five year option term, using the market price on the date of the grant, which was $0.35, as the beginning value. The real value of the options depends on the actual appreciation of the value of the Company's common stock. These numbers do not reflect the Company's estimates of future stock price growth and no assurance exists that the price of the Company's common stock will appreciate at the rates assumed in the table.


                                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR-END OPTION VALUES


                                                            Number of Securities              Value of Unexercised
                                                           Underlying Unexercised            In-the-Money Options at
                           Shares                       Options at Fiscal Year-End (#)        Fiscal Year-End ($)(1)
                         Acquired on      Value         ------------------------------    ------------------------------
Name                     Exercise (#)   Realized ($)    Exercisable      Unexercisable    Exercisable      Unexercisable
----                     -----------    ------------    -----------      -------------    -----------      -------------
Robert H. Reback             0             0             825,000           375,000          $7,500           $37,500
David P. Faulkner            0             0             662,500           287,500          $6,250           $28,750
Michael D. Feaster           0             0             462,500           287,500          $6,250           $28,750
Kourosh Vahdani              0             0                   0           250,000              $0                $0

(1) Closing market value per share of the Company's common stock at December 31, 2004, of $0.45, minus the respective exercise prices of $0.35, $1.00, or $3.00.


             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

         The table titled "Long-Term Incentive Plans - Awards in Last Fiscal Year" has been omitted because there were no long-term incentive plan awards during the year ended December 31, 2004, to either the Company's Executive Officers or Directors.

                              EMPLOYMENT AGREEMENTS

President and Chief Executive Officer

     The Company has an employment agreement, effective January 1, 2004, with Robert H. Reback. The agreement provides that Mr. Reback be employed as President and Chief Executive Officer of the Company for a term ending December 31, 2005. In the agreement, Mr. Reback is to receive an annual salary of $175,000, which is subject to increases as the Board of Directors determines in its discretion. In addition, Mr. Reback is eligible to receive a cash bonus at the end of each fiscal year, upon the satisfaction of the performance objectives that shall be determined by the Board of Directors on an annual basis. Mr. Reback is also eligible to participate in the Company's stock option plan, with annual option awards determined by the Compensation Committee of the Board of Directors. In addition, the employment agreement provides that Mr. Reback cannot compete with the Company during the term of the agreement and for a period of two years thereafter.

     The agreement further provides for severance pay equal to Mr. Reback's annual salary in effect, but not more than the salary left to be paid during the remainder of the agreement, if Mr. Reback is terminated without cause by the Company or resigns for "good reason" (as such terms are defined in the agreement) and, in such events, all of Mr. Reback's options under the Company's stock option plan become fully exercisable for their remaining term. If a change in control of the Company occurs, Mr. Reback is entitled to accelerated vesting of his options.

Other Executive Officers

     The Company also has an employment agreement, effective January 1, 2004, with David P. Faulkner, Executive Vice President of Sales and Marketing, for a term ending December 31, 2005. Under the agreement, Mr. Faulkner's annual salary is $150,000 or such higher salary as the Board of Directors determines. The agreement provides that Mr. Faulkner is eligible to receive a cash bonus at the end of each fiscal year, upon the satisfaction of performance objectives as shall be determined by the President and Chief Executive Officer of the Company on an annual basis. Mr. Faulkner is also eligible to participate in the Company's stock option plan, with annual option awards determined by the Compensation Committee of the Board of Directors.

     The Company also has an employment agreement, effective September 1, 2003, with Michael D. Feaster, Executive Vice President of Research and Development. Under the agreement, Mr. Feaster's annual salary is $150,000 or such higher salary as the Board of Directors determines. The agreement provides that Mr. Feaster is eligible to receive a cash bonus at the end of each fiscal year, upon the satisfaction of performance objectives as shall be determined by the President and Chief Executive Officer of the Company on an annual basis. Mr. Feaster is also eligible to participate in the Company's stock option plan, with annual option awards determined by the Compensation Committee of the Board of Directors.

     Each of the agreements with Mr. Faulkner and Mr. Feaster further provides for severance pay in an amount equal to six months of the annual salary then payable to the executive officer, but not more than the salary left to be paid for the remainder of the agreement, if the executive is terminated without cause by the Company or resigns for "good reason" (as such terms are defined in the agreements) and, in such events, all of the options under the option plan become fully exercisable for their remaining term. If a change of control of the Company occurs, each executive officer is entitled to accelerated vesting of his options.

     Dennis P. Gauger, Chief Financial Officer, serves the Company on a part-time, contract basis. The Company has an agreement with Mr. Gauger for a term ending April 16, 2005, which provides monthly compensation of $3,000. Pursuant to such agreement, Mr. Gauger received options to purchase 35,000 shares of the Company's common stock with an exercise price of $0.35 per share. The Company and Mr. Gauger have entered into an amendment to such agreement that extends the term until April 16, 2006. The amendment provides for base compensation of $3,000 per month and an option to purchase 35,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the bulletin board stock market as of the date the grant of such options is formally approved by the Company's board of directors, subject to adjustment based on the level of services required of Mr. Gauger. All options granted to Mr. Gauger under the agreement vest at a rate of 25% every three months.

             BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, consisting of Scott C. Chandler, C. Alan Weber, and Michael B. Thompson, each of whom is an independent director, reviewed and approved the compensation and fringe benefits for the Company's officers. The Compensation Committee evaluates the performance of all officers and administers the Company's compensation program for its officers on behalf of the Board of Directors. There are no relationships that are considered interlocks.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There are no matters to report under this item for the year ended December 31, 2004.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders to file reports of ownership and periodic changes in ownership of the Company's common stock with the Securities and Exchange Commission. These reports are made on Forms 3, 4, and 5. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of Forms 3, 4, and 5 received with respect to fiscal year 2004, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with other than reports with respect to stock option grants to Robert H. Reback, David P. Faulkner and Michael D. Feaster in February 2004. These reports were subsequently filed in April 2005.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to beneficial ownership of the Company's common stock (inclusive of options and warrants), as of March 31, 2005, for each beneficial owner of more than 5% of the Company's common stock that is known to the Company:

                                                                      Number of Shares of  Percent of
                        Name and Address                                 Common Stock      Ownership
----------------------------------------------------------------------------------------------------------
        Tsunami Network Partners Corporation (1)                           2,724,911         8.99%
        Securities and Exchange Commission v. Paul A. Bilzerian,
        et al.,Civil Action 89-1854 (SSH) Receivership Estate (2) (3)      2,550,121         8.41%
        Joe K. Johnson (4)                                                 1,693,701         5.50%
        1994 Bilzerian Irrevocable Trust (2) (3)                           1,648,500         5.44%


(1)  The address for Tsunami Network Partners Corporation is c/o Tsunami Network
     Partners   Corporation    3-6-1-Shin-Yokohama,Kouhoku-Ku,    Yokohama-City,
     Kanagawa Japan 222-0033.

(2) Under the terms of the Final Judgment by Consent Against Terri L. Steffen, Overseas Holding Limited Partnership, Overseas Holding Co., Bicoastal Holding Co., The Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust, Loving Spirit Foundation and Puma Foundation, Civil Action No. 89-1854 (RCL), dated January 16, 2002, Judge Royce C. Lamberth of the United States District Court for the District of Columbia ordered that such shares be subject to an irrevocable proxy in favor of the court appointed receiver who is Deborah R. Meshulan of the Washington, D.C. law firm of Piper Marbury Rudnick & Wolfe LLP until such shares are disposed of in an arms-length transaction. The legal name of the 1994 trust is "The Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust for the benefit of Adam J. Bilzerian and Dan B. Bilzerian."

(3) The address for the Receivership Estate is Piper Murbury Rudnick & Wolfe LLP, 1200 Nineteenth Street, N.W., Washington, D.C. 20036-2412. The address for the 1994 Bilzerian Irrevocable Trust is Park Tower, Suite 2630, 400 North Tampa Street, Tampa, Florida 33602.


(4) Includes 150,000 shares of common stock which Mr. Johnson has the right to acquire within 60 days upon the exercise of stock options. Includes 300,000 shares which Mr. Johnson has the right to acquire within 60 days upon the exercise of warrants. Includes 1,222,333 shares held in Mr. Johnson's wife's name (Mrs. Melina Johnson). Although Mr. Johnson owns these shares indirectly, he is still reported as the beneficial owner of these shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding for purposes of computing Mr. Johnson's percentage ownership. The address for Mr. Johnson is c/o Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757.


                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of the Company's common stock (inclusive of options and warrants), as of March 31, 2005, for each director and executive officer of the Company, and all executive officers and directors as a group:

                                                                        Number of Shares         Percent of
           Name, Title, and Address(1)                                   of Common Stock        Ownership (10)
           ----------------------------------------------------------- ---------------------- -------------------
           Robert H. Reback, President, CEO and Director (2)                1,086,000                3.47%
           C. Alan Weber, Director (3)                                        100,000                   *
           Scott C. Chandler Director (4)                                     100,000                   *
           Michael B. Thompson, Director  (5)                                  50,000                   *
           David P. Faulkner, Exec. VP of Sales & Mktg. (6)                   770,000                2.48%
           Michael D. Feaster, Exec. VP of R&D (7)                            550,000                1.78%
           Dennis P. Gauger, Chief Financial Officer. (8)                      35,000                   *
           Kourosh Vahdani, VP of Global Services (9)                               0                   *
           Executive officers and directors
              as a group (8 persons)                                        2,691,000                8.67%
           ----------------------------
           *  Less than 1%.



(1) The addresses for Messrs. Reback, Weber, Chandler, Thompson, Faulker, Feaster, Gauger and Vahdani, are c/o Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757.
(2) Includes 937,500 shares of common stock which Mr. Reback has the right to acquire within 60 days upon the exercise of stock options. Also includes 37,500 shares which Mr. Reback has the right to acquire within 60 days upon the exercise of warrants.
(3) Includes 100,000 shares of common stock which Mr. Weber has the right to acquire within 60 days upon the exercise of stock options.
(4) Includes 100,000 shares of common stock which Mr. Chandler has the right to acquire within 60 days upon the exercise of stock options.
(5) Includes 50,000 shares of common stock which Mr. Thompson has the right to acquire within 60 days upon the exercise of stock options.
(6) Includes 750,000 shares of common stock which Mr. Faulkner has the right to acquire within 60 days upon the exercise of stock options. Also includes 20,000 shares of common stock which Mr. Faulkner has the right to acquire within 60 days upon the exercise of warrants.
(7) Includes 550,000 shares of common stock which Mr. Feaster has the right to acquire within 60 days upon the exercise of stock options.
(8) Includes 35,000 shares of common stock which Mr. Gauger has the right to acquire within 60 days upon the exercise of stock options.

(9)  Mr. Vahdani joined the Company in December 2004.

(10) All applicable percentage ownership is based on 30,319,317 shares of common stock issued as of the Record Date, together with applicable options and warrants for the share owners. Shares of common stock subject to options currently exercisable or exercisable within 60 days after the Record Date, are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person.

PERFORMANCE GRAPH

     The following graph shows a comparison of the five-year cumulative total return for the Company's common stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer and Data Processing Stocks Index, assuming an investment of $100 on December 31, 1999. The cumulative return of the Company was computed by dividing the difference between the price of the Company's common stock at the end and the beginning of the measurement period (December 31, 1999 to December
31, 2004) by the price of the Company's common stock at the beginning of the measurement period.

                                [OBJECT OMITTED]

                                  ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (including audited financial statements) accompanies this proxy statement. An additional copy will be furnished without charge to beneficial shareholders or shareholders of record upon request to Dennis P. Gauger, Chief Financial Officer, Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757.


                              SHAREHOLDER PROPOSALS

     Shareholders who wish to include proposals for action at the Company's 2005 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than January 1, 2006. Such proposals should be addressed to the Company's Secretary at the Company's address and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


   OTHER SECURITY HOLDER PROPOSALS FOR PRESENTATION AT THE 2006 ANNUAL MEETING

     For any proposal that is not submitted for inclusion in the 2006 Proxy Statement but is instead sought to be presented directly at the 2006 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company (1) receives notice of the proposal before the close of business on March 8, 2006, and advises share owners in the 2006 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 8, 2006. Notices of intention to present proposals at the 2006 Annual Meeting should be addressed to the Company's Secretary, at the Company's address.

         COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

     The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board of Directors in one of the following ways:

o In writing, to Cimetrix Incorporated, 6979 South High Tech Drive, Salt Lake City, Utah 84047-3757, Attention Board of Directors

o    By e-mail, at directors@cimetrix.com.

     Matters relating to the Company's financial statements, accounting practices or internal controls should be specifically addressed to the Chairman of the Audit Committee. As a matter of policy, a copy of all other written communications from shareholders will be provided to the Chairman of the Audit Committee.

The Board of Directors encourages attendance by our directors at the Annual Meeting of Shareholders. A total of four members of the Company's Board of Directors attended our Annual Meeting held in 2005.


                                  OTHER MATTERS

     Management knows of no matters other than those listed in the attached Notice of the Annual Meeting, which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.




                                      By Order of the Board of Directors,


                                      By:/S/ Brian L. Phillips
                                         ----------------------
April 25, 2005                           Brian L. Phillips
Salt Lake City, Utah                     Secretary and Treasurer

                                    Appendix A


                           TEXT OF PROPOSED AMENDMENT
                                       TO
                          THE ARTICLES OF INCORPORATION

                                   ARTICLE IV

                                Authorized Shares


     The capitalization of the Corporation shall be as follows: The Corporation shall have the authority to issue Thirty Million (30,000,000) shares of voting common stock with a par value of $.0001 per share. Fully paid stock of this Corporation shall not be liable to any further call or assessment.

                                   Appendix B

                      CHARTER FOR THE NOMINATING COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                              CIMETRIX INCORPORATED


     The Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Cimetrix Incorporated (the "Company") shall consist of at least three directors, all of whom the Board shall determine are "independent" as that term is defined in applicable law, rules, regulations and stock exchange and market requirements. The Board shall appoint, and if appropriate, remove the members of the Committee. The duties and responsibilities of a Committee member are in addition to those required of a member of the Board. If a Committee chairperson is not designated by the Board, the members of the Committee shall designate a chairperson by majority vote.

     The Committee shall meet at such times and from time to time as it deems necessary to fulfill its responsibilities, but in any event shall not meet less than two times annually. Written minutes of Committee meetings shall be taken and filed in the Company records. Reports of the meetings of the Committee shall be made to the Board at its next regularly scheduled meeting. The Committee will have the authority to form subcommittees and to delegate authority to such subcommittees when appropriate.

     The purpose of the Committee shall be to identify individuals qualified to become Board members consistent with the criteria approved by the Board, and to recommend a slate of nominees for election at each annual meeting of stockholders; to make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its committees; to advise the Board on corporate governance matters, including developing and recommending to the Board the Company's corporate governance principles; and to oversee the self-evaluation process for the Board and its committees.

     The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, legal counsel and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any search firm, counsel or other advisors that it retains.

     The authority and responsibilities of the Committee shall include:

     o To review the qualifications of candidates for director identified by the Committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Committee and approved by the Board;

     o To consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for re-election;

     o To recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

     o To recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

     o To make recommendations to the Board as to determinations of director independence;

     o    To recommend to the Board retirement policies for directors;

     o    To  make   recommendations  to  the  Board  concerning  the  function, composition and structure of the Board and its committees;

     o To recommend to the Board directors to serve as members of and to chair each committee of the Board;

     o    To  advise  and  make   recommendations  to  the  Board  on  corporate
          governance   matters,   to  the  extent  these  matters  are  not  the
          responsibility of other committees of the Board;

     o    To  develop  and   recommend  to  the  Board  and  oversee  an  annual
          self-evaluation process for the Board and the Audit, Compensation, Nominating and other Committees of the Board;

     o To evaluate the Committee's performance at least annually and report to the Board on such evaluation;

     o To periodically review and assess the adequacy of this charter and recommend proposed changes to the Board for approval; and

     o To perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or Committee shall deem appropriate.

                                   Appendix C

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                              CIMETRIX INCORPORATED


     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cimetrix Incorporated (the "Company") shall consist of at least three directors, all of whom the Board shall determine are "independent" and meet standards related to receipt of compensation and status as an "affiliate", as those concepts and terms are set forth or defined in applicable law, rules, regulations and stock exchange and market requirements. All members of the Committee shall be "financially literate" and the Committee will have at least one member qualified as an "audit committee financial expert", as those concepts and terms are set forth or defined by applicable regulations. The Board shall appoint, and if appropriate, remove members of the Committee. The duties and responsibilities of a Committee member are in addition to those required of a member of the Board. If a Committee chairperson is not designated by the Board, the members of the Committee shall designate a chairperson by majority vote.

     The Committee shall meet at such times and from time to time as it deems necessary to fulfill its responsibilities, but in any event shall not meet less than three times annually. Written minutes of Committee meetings shall be taken and filed in the Company records. Reports of the meetings of the Committee shall be made to the Board at its next regularly scheduled meeting. The Committee will have the authority to form subcommittees and to delegate authority to such subcommittees when appropriate.

     The  Committee's   primary  function  is  to  assist  the  Board  with  the
responsibility for overseeing the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, and the qualifications and independence of the Company's independent accountants.

     In carrying out this function, the Committee shall independently and objectively monitor the performance of the Company's financial reporting processes and systems of internal controls; review and appraise the audit efforts of the Company's independent accountants; provide for open, ongoing communications concerning affairs between the Board, the independent accountants, and the Company's financial and senior management; review the Company's policies and compliance procedures regarding ethics; prepare the Committee's report for the annual proxy statement; and report regularly to the Board regarding the execution of its duties.

     The Committee shall have sole authority to retain and terminate legal counsel and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any counsel or other advisors that it retains. The Committee shall have authority to incur necessary or appropriate administrative expenses related to carrying out its duties.

     The Company's financial management is responsible for preparing financial statements and related disclosures in accordance with accounting principles generally accepted in the United States of America. The Committee's primary responsibility is oversight. To carry out this responsibility, the Committee shall undertake the following activities:

     o Select, evaluate, oversee, and if appropriate, terminate or replace the independent accountants (and any other firm retained for any audit purposes). The Committee's selection shall be submitted annually to the Board for approval and to the stockholders for ratification.

     o Resolve disagreements between the independent accountants and the Company's management.

     o Review and approve the terms, scope and plan of the audit engagement, and pre-approve other services to be provided to the Company by the independent accountants.

     o Review and discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     o Ensure receipt from the independent accountants of a formal written statement setting forth all relationships (including fee amounts) between the Company and the independent accountants in compliance with applicable rules and standards, and communicating with the independent accountants with respect to such matters.

     o Establish that the Company has provided for sufficient funding for payment of compensation to the independent accountants with respect to audits of the Company's financial statements, or other audit, review or attestation services.

     o Review and discuss with the independent accountants and with financial management of the Company any disclosure of significant deficiencies in the design or operation of internal controls and any special audit steps adopted.

     o Review with the independent accountants any difficulties in performing the audit or any disagreements with management on matters of financial reporting or disclosure.

     o Ensure that rotation of the independent accountants' audit partners satisfies regulatory requirements, and establish Company policies and procedures for hiring current or former employees of the independent accountants.

     o Review and discuss with management and the independent accountants the annual audited financial statements and quarterly unaudited financial statements prior to filing, including the Management's Discussion and Analysis of Financial Condition and Results of Operations, related press releases and earnings announcements.

     o Review critical accounting policies (including significant changes), financial reporting and accounting standards and principles, and key management assumptions and judgments affecting the Company's financial statements.

     o    Establish   procedures  for  reviewing  and  handling  complaints  and
          concerns  received  by  the  Board  regarding   accounting,   internal
          accounting controls, or auditing matters received through the Company's "Whistle Blower" program in a manner than enables employees to submit concerns confidentially and anonymously.

     o    To review and approve all related party transactions of the Company.

     o Review procedures and compliance processes pertaining to corporate ethics and standards of business conduct as outlined in the Company's published code of ethics.

     o Periodically review and assess the adequacy of this charter and recommend proposed changes to the Board for approval.

     o Perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or Committee shall deem appropriate.


                                      C-2